UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 29, 2004

AMERICANWEST BANCORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-18561	91-1259511
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9506 North Newport Highway

Spokane, Washington 99218-1200

(Address of principal executive offices, including Zip Code)

(509) 467-6993

(Registrant’s telephone number, including area code)

ITEM 5. Other Events and Required FD Disclosure.

On January 29, 2004, AmericanWest Bancorporation (NASDAQ:AWBC) announced earnings of $3.5 million or $0.36 per diluted share and earnings of $14.0 million or $1.47 per diluted share, respectively, for the quarter and year ended December 31, 2003. A copy of the press release announcing the results is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The Company also announced a 10% stock dividend to be issued February 20, 2004 to shareholders of record on February 9, 2004, and the appointment of two new directors to AmericanWest Bancorporation’s board of directors, Gary Bolyard and Craig Eerkes. Copies of the press releases announcing the 10% stock dividend and the two new directors are attached hereto as Exhibits 99.2 and 99.3, respectively.

ITEM 7. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Description
99.1	Press Release reporting results of operations for the quarter and fiscal year ended December 31, 2003.
99.2	Press Release announcing 10% stock dividend.
99.3	Press Release announcing two new directors.

ITEM 12. Results of Operations and Financial Condition.

On January 29, 2004, AmericanWest Bancorporation (NASDAQ:AWBC) announced earnings of $3.5 million or $0.36 per diluted share and earnings of $14.0 million or $1.47 per diluted share, respectively, for the quarter and year ended December 31, 2003. A copy of the press release announcing the results is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 30, 2004

AMERICANWEST BANCORPORATION

By:	/s/ WESLEY E. COLLEY
Wesley E. Colley
President and CEO

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